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                                                                    Exhibit 10.1

                               LICENSE AGREEMENT

     This Agreement is made and entered into as of July 7, 1999 by and between Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation, having a principal place of business at 12100 West Center Road, Omaha, Nebraska 68144-3998 ("Licensor"), and Shoe Pavilion, Inc., a Delaware corporation having an office at 3200-F Regatta Blvd., Richmond, California 94804 ("Licensee").

                                   Recitals
                                   --------

     A. Licensor is engaged in the operation of certain retail stores described on Exhibit A (each individually a "Store," and collectively the
             ---------
"Stores").

     B. Licensee desires to operate a shoe department (each individually a "Shoe Department" and collectively, the "Shoe Departments") within the Stores for the exclusive sale at retail of shoes and footwear, specifically, men's and women's shoes, boots and slippers ("Footwear").

     C. Licensor desires to grant an exclusive license to Licensee to operate the Shoe Departments and to perform certain merchandising activities within the Stores upon the terms and conditions stated in this Agreement.

                                  Agreements
                                  ----------


     In consideration of the foregoing and the mutual obligations stated in this Agreement, Licensor and Licensee agree as follows:

     1.   Grant of License And Additional Shoe Departments.
          ------------------------------------------------

          1.1 Licensor hereby grants to Licensee the exclusive right, license and privilege, for the term of this Agreement, to operate Shoe Departments for the retail sale of Footwear in the stores (the "Stores") which (a) are specified initially in Exhibit A attached hereto (the "Initial Stores") or (b) are
             ---------
hereafter opened by Licensor during the term of this Agreement, which shall be added automatically to Exhibit A sixty (60) days after notice to Licensee ("New Stores"). During the term of this Agreement, Licensor shall not sell, and shall not permit the sale by others of, Footwear in any of the Stores, except slippers of the types traditionally sold in accessories departments, socks and hosiery. Licensee shall operate Shoe Departments in all of Licensor's Stores during the term of this Agreement.

          1.2. Shoe Department Size and Location. Licensor will provide Licensee
               ---------------------------------
with adequate square footage of selling space and storage space to permit Licensee to operate an effective Shoe Department in each Store. The unit capacity and square footage assigned to the Shoe Department in each existing Store will be the same as it is currently, which is detailed in Exhibit B, except in those instances where existing stores are retrofitted by Licensor. When the Licensor retrofits an existing Store, the square footage of the Shoe Department will be reduced in

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approximate proportion to the reduction in the overall selling square footage of the store. Licensor will make reasonable efforts to ensure that unit capacity is adequate in retrofitted Stores. Both Licensee and Licensor will make reasonable efforts to accommodate the other's space needs, which may necessitate adjustments to square footage from time to time. The location ofa Shoe
Department in a particular Store may, after sixty days' prior written notice to Licensee, be relocated by Licensor to another location in such Store. When such relocation is not part of a retrofitting of the store, Licensor agrees to reimburse Licensee for its reasonable, actual costs and expenses incurred in such relocation (excluding the cost of any moveable fixtures required for such new area).

          1.3  Use & Pricing. Licensee shall maintain and operate continuously
               -------------
the Shoe Departments and shall carry in the Shoe Departments a stock of first-quality, saleable merchandise of such quality and in such quantity as is necessary to meet the competitive conditions in the trade area of the Store in which said Shoe Department is located. Licensee shall operate the Shoe Department in keeping with the high business standards of Licensor and the policies established by Licensor for the operation of all departments of the Stores. Licensee shall exercise its reasonable efforts to meet future objectives established by Licensor with respect to the brands of Footwear carried, the depth of merchandise assortment, the quantity of merchandise carried, the method of establishing comparable pricing on the price ticket, and the price competitiveness of such merchandise in light of local competitive conditions, provided that Licensee shall at all times retain discretion as to the manner in which it seeks to satisfy such objectives. Without limiting the generality of the foregoing, Licensee must substantially satisfy the following criteria at substantially all times during the term of this License Agreement: (a) at least 70% of the units of dress and casual footwear on the floor in each Store must be priced at least 50% off comparable department store regular prices and at least 50% of the units of athletic footwear on the floor in each store must be priced at least 50% off comparable department store regular prices (absent overriding evidence to the contrary, comparable department store regular prices will be based on prevailing regular prices at Dillards, Younkers, J.C. Penneys and Kohls (the "Department Stores")):Licensor acknowledges that exceptions to the above criteria are allowable from time to time; (b) at least 75% of the units of merchandise on the floor in each Store must represent brands typically sold in the Department Stores (such brands include but are not limited to Adidas, Aerosoles, Airwalk, Asics, Bally, Bass, Born, Bostonian, Candies, Liz Claiborne, Clarks, Connie, Deer Stags, Dexter, DKNY, Dr. Marten, Dr. Scholls, Eastland, Easy Spirit, Esprit, Fila, Florsheim, Glacee, Hi-Tec, Hush Puppies, Keds, Life Stride, Lugz, Steve Madden, Mootsie Tootsies, Naturalizer, New Balance, Nickles, Nike, the Nine West Group brands, Nunn Bush, Reebok, Rock River, Rockport, Saucony, Skechers, K Swiss, Timberland, Unlisted, Vans, Via Spiga and Zodiac); Licensor acknowledges that exceptions to the above criteria are allowable from time to time;(c) at no time shall non-branded "make-up" inventory exceed 20% of the inventory units in any Store; and, (d) at least 80% of the inventory units in each Store must represent current season styles. In addition, Licensee will maintain an average annual per store inventory of at least 8,500 units of Footwear. Average annual per store inventory is the average month end total unit inventory for the previous twelve months (or for the number of months for which the Agreement has been in existence if that is less than twelve months) divided by the weighted average number of Stores for those months. This average annual inventory unit requirement shall be reduced in retrofitted Stores if and when unit capacity

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is reduced due to a retrofit. The reduction from the 8,500 unit requirement will be in proportion to the reduction in unit capacity of the store resulting from the retrofit. In order for Licensee to comply with Licensor's everyday low pricing strategy, Licensee shall not under any circumstances temporarily reduce the selling price of the any shoe, whether it is clearance or non-clearance merchandise. Permanent markups and markdowns in the selling price of clearance merchandise are allowed under this Agreement. Furthermore, without the prior written consent of Licensor, Licensee shall not conduct a multiple sale promotion on clearance or non-clearance Footwear inventory, such as "buy one pair, get the second pair at half price."

     2.   Term: Commencement of Operation of Shoe Departments: Inventory
          --------------------------------------------------------------
Purchase.
--------

          2.1  Term. The initial term of this License Agreement shall commence
               ----
on July 21, 1999, and shall expire, unless sooner terminated as provided below, on June 29, 2002 (the "Initial Term"). Upon expiration of the Initial Term, this Agreement shall automatically renew for an additional term of 3 years, expiring on July 2, 2005 (the "Renewal Term") unless either the Licensor or Licensee gives the other party to the Agreement written notice, on or before January 1, 2002, that they do not intend to renew the Agreement for the Renewal Term.

          2.2  Commencement of Shoe Department Operations. Licensee shall
               ------------------------------------------
commence initial operation of the Shoe Departments on July 21, 1999. The Licensee will achieve 50% of total unit capacity (as defined in each Store in Exhibit B) within 30 days of commencing initial operation of the Shoe Departments. Thereafter, Licensee will use its best efforts to achieve 90% of total unit capacity within 60 days and 100% of total unit capacity within 90 days of commencing initial operations of the Shoe Departments. Upon execution of this agreement, the Licensor will immediately begin to take steps at each Store to prepare and make available the Shoe Department site for delivery and set up of Licensee's Footwear inventory. At each Store, the Licensor will appoint one management level employee as primary point of contact for Licensee to assist in the coordination of the process.

          2.3  Licensee Managers. Licensee shall appoint a single Regional
               -----------------
Manager with responsibility for all of the Stores, at least one District Manager for each ten (10) Stores, a Department manager for each of the Shoe Departments, and at least three merchandising professionals dedicated entirely to the Licensor's Footwear business responsible for merchandise planning, allocation, distribution and related matters.

     3.   License Fee: Licensee Responsibilities.
          --------------------------------------

          3.1  License Fee.
               -----------

               (a) As consideration for operating the Shoe Departments, Licensee shall pay to Licensor a license fee (the "License Fee") equal to ten percent (10%) of Net Sales of all Footwear sold by Licensee in the Stores.

               (b) For purposes of this License Agreement, "Net Sales" shall mean (i) the total (gross) amounts received for or in connection with any and all sales of merchandise,

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whether such sales shall be for cash or credit, all of which sales shall be accounted for and included as part of the total (gross) amounts; less (ii) customer returns, allowances and employee discounts, credits or refunds, and state or local sales tax or any such other sales or excise taxes as are collected from customers. There shall also be excluded from "Net Sales" intercompany transfers, sales or exchanges made by Licensee to or with other Stores it operates at other locations, whether now existing or opened hereafter, and sales of trade fixtures not in the ordinary course of business. "Footwear Net Sales" shall mean the Net Sales received for or in connection with any and all sales of Footwear by reason of the operation of the Shoe Departments.

               (c) Licensor will withhold 1.5% of Footwear Net Sales from all remittances due to the Licensee to pay for Licensee's proportional share of Financial Transaction Costs associated with its sales. Financial Transaction Costs will include (i) fees associated with accepting credit and debit card transactions, (ii) net bad check losses and collection costs, (iii) bank account fees for Store depository accounts, (iv) armored car service provided for bank deposits for Stores, (v) shopping bags provided to customers, and (vi) all other reasonable costs paid to third parties directly related to customer transactions of a similar nature to (i) through (v) above. All internal costs, including store payroll, are excluded from the above definition of Financial Transaction Costs. Within sixty (60) days after the end of Licensor's fiscal year, Licensor shall provide an accounting of the actual costs and Licensee's proportionate share and will promptly credit or debit, as the case may be, the amount of overpayment or underpayment of the actual amounts due as compared to the estimated payments made. In no event shall Licensee's proportional share of Financial Transaction Costs exceed 2% of Footwear Net Sales.

               (d) Licensee and Licensor shall meet when necessary to plan advertising. Licensor will provide Licensee with its sales promotion calendar far enough in advance to allow Licensee to adequately plan its promotions and advertising. Licensee will coordinate its advertising with Licensor and will be allowed, from time to time, at the option of Licensor, the option to participate in planned Licensor advertising, including but not limited to newspaper preprint circulars. Licensee will be required to invest a minimum of 4.0% of its Footwear Net Sales in marketing and advertising Footwear for Licensor's Stores (including television, radio, production and creative costs, but excluding Licensee's costs of signage) in Licensor's markets. Within sixty (60) days after the end of Licensee's fiscal year it shall provide the Licensor an accounting of its expenditures evidencing compliance with this clause (d). For purposes of this provision, Licensee's investment in advertising will be before all cooperative advertising allowances and any other third party reimbursements to Licensee for its advertising within Licensors markets. If Licensee fails to comply with the provisions of this paragraph (d), Licensee must pay Licensor the difference between the amount it invested in marketing and advertising and the amount it was required to invest in marketing and advertising. Licensor may deduct this amount from the next succeeding remittances due to Licensee if Licensee fails to make required payment.

               (e) Licensee will utilize a signage and graphics package for the Shoe Departments identical to that used by Licensor for the respective Store. It is understood that Licensee will need to provide new signing and graphics packages each time Licensee retrofits a

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store and for each New Store. Such signing and graphics package for a new or retrofitted store is expected to cost less than $2,500. It is further understood that the signing and graphics packages in existing stores will not change significantly more than once per year. Licensor will produce such signage for Licensee at Licensee's cost and expense. Licensee will pay all invoices for such signage and graphics within ten business days after receipt of the invoice therefore. Licensor shall be permitted to deduct from the License Fees all invoices unpaid after such due date.

          3.2  Handling of Cash. All monies from sales in or emanating from the
               ----------------
Shoe Departments shall initially be paid directly to and handled directly by Licensor's cashiers and shall in no event be handled by any representative or employee of Licensee. Licensor shall record all transactions pertaining to Licensee's merchandise as merchandise under a separate department number assigned only to Licensee. Licensor shall, through its central bar code, electronic data capture systems, or by other comparable means, capture by Store each of Licensee's sales transactions including stock number and/or UPC number, size and net sales amount in each Store and shall make such captured sales data available and deliver (delivery is at Licensee's expense) in an acceptable format on a daily basis to Licensee. Licensor shall process all such proceeds from the operation of the Shoe Departments through the regular channels of the business of Licensor, and shall retain all such proceeds as the exclusive property of Licensee, subject to payment as provided in Section 3.3.

          3.3  Payment of Proceeds: Retention of License Fee. Within five
               ---------------------------------------------
calendar days after the end of each full or partial calendar week (Sunday through Saturday) occurring during the term of this Agreement:

               (a) Licensor shall deliver to Licensee a written statement signed by a duly authorized employee of Licensor, indicating the total of all Licensee's gross sales of Footwear for such week, the amount of discounts, credits and other adjustments from gross sales which may be deducted therefrom in the computation of Footwear Net Sales for such week, the resulting amount of Footwear Net Sales for such week, any other deductions permitted under this License Agreement, and the computation of the amount of the License Fee payable thereunder for such week (the "Weekly Report"); and

               (b) Licensor shall promptly pay to Licensee on the same day it delivers the Weekly Report, by wire transfer of immediately available funds in accordance with payment instructions provided by Licensee, an amount equal to Net Sales for such week, after deduction of the License Fee, Licensee's estimated portion of Financial Transaction Costs specified in Section 3.1 (c) payable with respect to such Footwear Net Sales, and all other amounts which Licensor is permitted to deduct under the terms of this License Agreement. Any payment delayed more than 7 days beyond the due date shall be subject to a late fee of 5% of the amount due under 3.3(b).

          3.4 Licensor shall deliver to Licensee a written statement, annually, based on the Licensee's fiscal year, signed by a duly authorized officer of Licensor, indicating the total of all Licensee's gross sales of Footwear for such year, the amount of discounts, credits and other adjustments from gross sales which were deducted therefrom in the computation of Footwear Net Sales for the year, the resulting amount of Footwear Net

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Sales for such year, any other deductions permitted under this License
Agreement, and the computation of the amount of the License Fee paid thereunder for such year.

          3.5  Books and Records: Audits.  Licensor shall prepare and maintain,
               -------------------------
in such manner as will allow its accountants to audit them in accordance with generally accepted accounting principles, complete and accurate books of account and records covering all transactions arising out of or relating to this License Agreement. Licensee or its duly authorized representatives shall have the right, for the duration of this License Agreement (and any time during the twelve (12) month period following its termination), during regular business hours and upon seven days advance notice (unless a shorter period is appropriate in the circumstances), to audit such books of account and records and examine all other documents and material in the possession of the Licensor with respect to the subject matter and the terms of this Agreement. If, as a result of any audit of Licensor's books and records, it is determined that Licensor's payment in respect of any calendar week were less than the amount which should have been paid by an amount equal to three percent or more of the payment actually made, Licensor shall reimburse Licensee for the cost of such audit and make all payments required to be made to eliminate any discrepancy revealed by such audit. In any event, Licensor shall promptly reimburse Licensee the amount of any discrepancy.

     4.   Sales in Licensor's Name. All sales and displays of goods, wares and
          ------------------------
merchandise or services offered in, from or by Licensee shall be in the name of Licensor only. No disclosure shall be made to the Stores' customers or to the general public that Licensee has licensed and is operating Shoe Departments in the Stores except (a) as Licensor and Licensee mutually agree; and (b) as may be required by federal and state securities law disclosure requirements or any other applicable law.

     5.   Fixtures and Alterations.
          ------------------------

Fixtures. Licensee is responsible for furnishing all moveable fixtures and
--------
equipment required for the operation of the Shoe Departments. Licensee will purchase from Licensor all existing Shoe Department fixtures in the amount of $150,000. Licensor shall have the right to approve all fixturing used by Licensee. Upon the opening of any new store or the retrofitting of any existing store, Licensor shall design, select, acquire and install the new fixtures for the Shoe Department of the store. Licensee will purchase such fixtures from Licensor for the Licensor's actual cost of such fixtures. In no event will the Licensee be required to purchase such fixtures from Licensor for more than $25,000 per store. All such fixtures purchased by Licensee from Licensor shall become the property of Licensee. In the event the Agreement is terminated or expires at the end of either the Initial Term or the Renewal Term, or before, Licensor agrees to purchase and Licensee agrees to sell fixtures in existing Shoe Departments for an amount equal to net book value of the fixtures (as determined using a seven year life and straight line depreciation) at the time the Agreement ceases. Licensee shall keep and maintain all of its fixtures in the Shoe Departments in good condition and repair.

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     6.   Utilities, Supplies, Services and Maintenance of Stores. Licensor
          -------------------------------------------------------
shall, without charge to Licensee, furnish all light, air conditioning, telephone service, water and heat necessary for the operation of the Shoe Departments, as well as janitor services (including but not limited to vacuuming of the carpet in the Shoe Departments consistent with the other areas in the Stores). Licensor shall keep the Stores in a condition, in terms of cleanliness, maintenance, upkeep and operation equal to other similar Department Stores, and shall provide good and sufficient security service for each of the Stores.

     7.   Licensee's Employees. Licensee shall supervise the operation of the
          --------------------
Shoe Departments, and shall maintain a staff of employees (including those in the stores and those required under Section 2.3 of this agreement) adequate to attend to Shoe Department customers and operate the Shoe Departments as provided in this Agreement, all of whom shall be the employees of the Licensee but shall be subject to the rules, regulations, standards of service and conduct established by the Licensor for its own employees in the Stores. In no event shall total payroll costs, including employee benefit costs, in the Shoe Departments of the Stores be less than 9% of Footwear Net Sales for any Annual Period. Licensor shall make an annual accounting of compliance with this provision. Licensor shall have no right or obligation to provide worker's compensation insurance, payroll taxes or any other employment related obligations with respect to any such personnel or to employ any employees of Licensee. Licensee shall be responsible for all payments to be made to Licensee's employees and for the provision of worker's compensation insurance, payroll taxes and other obligations incurred in the hiring and use of its employees. Neither Licensor nor Licensee shall unlawfully discriminate or violate any employment-related law, rule or regulation in hiring, discharging or transferring any employee of Licensee.

     8.   Customer Relations.
          ------------------

          8.1  No Misrepresentation. Licensee shall: (i) never knowingly
               --------------------
misrepresent its merchandise; (ii) cause its advertising relating to the Shoe Departments to be truthful; (iii) conduct its Shoe Departments so as to protect the business reputation of the Store; and (iv) comply with laws, rules and regulations applicable to its activities, including but not limited to advertising conducted by Licensee.

          8.2  Settlement of Customer Disputes. Settlements of disputes
               -------------------------------
(including but not limited to disputes as to refunds) with customers with regard to merchandise shall be under the control of Licensor and shall be settled by Licensor in accordance with Licensor's prevailing policy for the Stores. Licensor will generally not accept returns (a) where the customer has worn the shoes, (b) where there is no shoe box accompanying the return, or (c) in similar situations where it would be difficult for the Licensor to re-sell the shoes. Licensor shall adjust any such controversy in a reasonable manner, but shall in no event be required to give an allowance or make a refund in excess of the original cost to the customer of the merchandise. Licensor agrees to review with Licensee the level of actual sales returns within the first six (6) months of the initial operation of the Shoe Departments and thereafter annually, and, if the level of sales returns of Footwear exceeds that of the other merchandise sold by Licensor, Licensor agrees to make

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reasonable efforts to adjust its return policy for Footwear in an attempt to lower sales returns for Footwear.

     9.   Insurance, Taxes and Business Licenses.
          --------------------------------------

          9.1  Payment of Employees: Certificates of Insurance.  Licensee shall
               -----------------------------------------------
pay its own employees as required by law and shall, at its own cost, carry its own Worker's Compensation Insurance covering its employees in the Stores, which shall not be subject to cancellation without at least thirty (30) days' advance notice to Licensor. Licensee shall deliver to Licensor certificates of such insurance coverage at the request of Licensor.

          9.2  Insurance Coverage. Licensee shall carry Public Liability
               ------------------
Insurance in such amounts as may be adequate, in the reasonable opinion of the Licensee for the operation of the Stores. Such Public Liability Insurance shall include the Licensor as an additional insured, and shall not be subject to cancellation without at least thirty days' advance notice to Licensor. Licensee shall deliver certificates evidencing such insurance policies to Licensor, at the request of Licensor.

          9.3  Payment of Applicable Taxes.  Licensee shall pay all state and
               ---------------------------
Federal unemployment taxes, social security taxes and any and all other taxes, state and Federal due with respect to its employees, if any, and all property taxes and assessments which may be levied on or with respect to the inventory in the Shoe Departments or Licensee's fixtures and equipment. Licensee shall file any required property tax forms. Licensor shall collect all state and local sales, gross receipts, occupancy and similar taxes levied or assessed upon customers of the Shoe Departments or with respect to the operation of or sales in the Shoe Departments, and shall remit all such taxes to the appropriate authorities as and when due. Licensor shall hold Licensee harmless from and against any failure of Licensor to collect and remit such taxes, and shall provide Licensee with evidence of the payment thereof from time to time upon Licensee's request.

          9.4  Business Licenses. Licensee will be solely responsible for the
               -----------------
procurement of all licenses, if any, from any governmental agency that are necessary to carry on the business of the Shoe Departments as contemplated herein.

     10.  Subrogation. Each party hereby waives any and all rights of recovery
          -----------
against the other from or arising out of damage to or destruction of the Shoe Departments, any Store, and of their property from causes then included or includable under standard fire and extended coverage insurance policies or endorsements, whether or not the respective party has in fact obtained insurance coverage as to such causes or covering such property, and if any additional premium is required to effectuate such waiver, then such additional premiums shall be paid by the beneficiary of such waiver of subrogation upon written request submitting appropriate supporting documentation. Licensor shall exercise its best efforts to include the foregoing waiver of subrogation clause in all other license or concession agreements which Licensor maintains with third parties.

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     11.  Casualty or Condemnation. Should a Store or any portion thereof
          ------------------------
(including the portion devoted to a Shoe Department) be destroyed or damaged by fire, explosion or by any other cause, or be subjected to a taking by eminent domain, so that Licensor or Licensee cannot conduct its business therein in the usual manner, then Licensor promptly shall repair or cause to be repaired the damage to the Store (but not to Licensor's inventory and fixtures) without any expense to Licensee. If the damage or such taking by eminent domain shall be so extensive, in the reasonable opinion of Licensee, as to render the Store unsuitable for the conduct of business in the customary or normal manner for a period of two months or longer, Licensee shall have the option of terminating this Agreement with respect to such Store without any penalty. Licensor's obligations under this Section 12 in respect of any Store are subject to its rights and obligations under the lease or sublease pursuant to which it occupies such Store.

     12.  Damage to Goods. Licensor shall not be liable for any damage to or
          ---------------
loss of merchandise or other property of Licensee by reason of fire, water, power failure, accident, plumbing, heating apparatus, gas or steam pipes of any kind or nature, bursting, leaking or running of any pipe in the Store, or from any other source unless caused by the grossly negligent or intentional acts or omissions of Licensor or its employees, agents or contractors or any failure of Licensor to maintain the Store as provided in this Agreement.

     13.  Shrinkage. Licensee shall be responsible for shrinkage of Footwear
          ---------
inventory.

     14.  Liability and Indemnification.
          -----------------------------

          14.1  Limitation on Liability. In no event shall Licensor or Licensee
                -----------------------
have any liability to the other for incidental, consequential, special or punitive damages in connection with this License Agreement or any other activities contemplated by this License Agreement to be performed by them.

          14.2  Licensee's Indemnification. Licensee shall indemnify and hold
                --------------------------
harmless Licensor from any and all loss, cost, liability, expense or damage (including reasonable attorneys' fees and costs) resulting from or arising out of any (i) occurrence in, upon, or at the Shoe Departments, or any part thereof, caused by any act or omission of Licensee, its agents, servants, employees, or invitees; (ii) claims for damages arising out of any injury or illness caused by merchandise sold or services rendered by the Shoe Departments, claims based upon alleged misrepresentation by Licensee or its employees in the Shoe Departments, and claims of defective merchandise in the Shoe Departments; (iii) claims of infringement of patent, trademark or copyright interests or for unfair business competition or trade practices or violation of import regulations or restrictions, in the conduct by Licensee of its business in the Shoe Departments; and (iv) non-compliance by Licensee with applicable governmental regulations respecting the import, sale or other distribution or transfer of merchandise or inventory by Licensee under the terms of this Agreement.

          14.3  Licensor's Indemnification. Licensor shall indemnify and hold
                --------------------------
harmless Licensee from any and all loss, cost, liability, expense or damage (including reasonable attorneys' fees and costs) resulting from or arising out of any (i) occurrence in, upon, or at the Shoe Departments, or any part thereof, occasioned wholly or partially by any act or omission of

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Licensor, its agents, servants, employees, or invitees; (ii) claims for damages arising out of any injury or illness caused by merchandise sold or services rendered by any department of any of the Stores (other than the Shoe Departments), claims based upon alleged misrepresentation by Licensor or its employees in any of the Stores, and claims of defective merchandise in any of the Stores (other than the Shoe Departments); (iii) claims of infringement of patent, trademark or copyright interests or for unfair business competition or trade practices or violation of import regulations or restrictions, in the conduct by Licensor of its business in the Stores; and (iv) non-compliance by Licensor with applicable governmental regulations respecting the import, sale or other distribution or transfer of merchandise or inventory by Licensor in the Stores.

          14.4  Third Party Claim. In the event that any claim is asserted by a
                -----------------
third party which may entitle Licensor or Licensee to indemnification under this Agreement, Licensor or Licensee, as the case may be, shall promptly give notice thereof to the other party, which notice shall be accompanied by a statement of the claim. In the case of any claim, the party receiving such claim shall be allowed to employ attorneys of its own selection, but reasonably acceptable to the indemnified party, to appear and defend the claim on its behalf. If the indemnifying party shall fail to timely defend, contest or otherwise protect itself against any suit, action or other proceeding arising from such claim, the indemnified party shall have the right, but not the obligation, to defend, contest or otherwise protect itself. Each party shall cooperate fully with the other and make available all pertinent information necessary or advisable for the defense of any such claim.

     15.  Repairs. Licensor may, at any time, make such repairs and alterations
          -------
and maintenance to the Stores, including the Shoe Departments, as may be necessary or proper for the operation of the Stores as a whole, provided however, that in undertaking such repairs, alterations, and maintenance, Licensor shall insofar as is reasonably convenient not interfere with the normal operation of the Shoe Departments. Licensee shall have the right to elect to supply and pay for any fixtures, the design and color of which shall coincide with the decor of the Licensor's stores, and which the Licensor has the right to approve.

     16.  Hours of Business. The hours of business of the Stores, including the
          -----------------
Shoe Departments, shall be determined and controlled solely by the Licensor. The control of the keys to the Stores shall exclusively belong to Licensor, but Licensor shall afford Licensee reasonable opportunity, during non-business hours, to service the Shoe Departments for, among other things, the taking of inventory, arranging of displays, and keeping of books.

     17.  Ownership of Goods and Fixtures. Notwithstanding anything to the
          -------------------------------
contrary in this Agreement, the relationship of Licensor and Licensee under this Agreement shall be that of licensor and licensee, and not that of buyer and seller or consignee and consignor. Licensee shall be the owner of all goods held by it for sale in the Shoe Departments with all rights of possession at all times until such time as title passes to the customer purchasing such goods. Licensee shall also be the owner of all fixtures maintained by it in the Shoe Departments with all rights of possession at all times. Licensee shall be deemed for all purposes to be in possession of all such goods and fixtures located in the Shoe Departments, which possession shall be effected by its employees working in the Shoe Departments. Licensor and its employees shall have no right to sell or otherwise dispose of any such goods or fixtures, and such employees shall have access to such goods and departments only for purposes of passage, security, cleaning and the like. No consignment, sale or return, or similar arrangement is created by this Agreement with respect to any goods held by Licensee for sale in the Shoe Departments or any fixtures maintained by Licensee therein, whether such goods or fixtures are located in the Shoe Departments, in stockroom space maintained by Licensor or elsewhere. Notwithstanding the fact that this Agreement is not intended to create a consignment relationship, Licensor shall, upon request by Licensee, execute any financing statements under the Uniform Commercial Code or similar documents in such form as is reasonably acceptable to Licensor, in order to confirm Licensee's rights in and title to such goods and fixtures. Such UCC filing statements will unequivocally state that the Licensee is sole owner of Licensee's inventory and that the Licensor is in no way to be considered a debtor of the Licensee. All proceeds from the sale of merchandise of Licensee to customers as provided in Section 3 of this Agreement shall be the property of Licensee from the time of such sale.

     18.  Use of Licensor's Name. Except as may be necessary for the proper
          ----------------------
operation of the Shoe Departments within the Stores during the term of this Agreement, Licensee shall at no time have the right, directly or indirectly, to use Licensor's trade name in any manner, or in any combination of said words, either by itself or in connection with any other word or words, or to sell, offer, advertise for sale, transfer, or dispose of any such merchandise under such name, or with such name on the merchandise or any container thereof. Neither at or after the termination or expiration of this Agreement shall Licensee, directly or indirectly, advertise or in any way, form or manner whatsoever, convey the impression or knowledge or cause the same to be conveyed or to be given to the public that Licensor is going or intends to go out of business or to give up its business or its business in the Shoe Departments, or that the Shoe Departments will not in the future be operated by Licensee or Licensor, or that the stock of merchandise withdrawn from or previously offered or acquired for sale in the Shoe Departments originated from or at any time had any connection with Licensor or the Store.

     19.  Licensee Not to Pledge Licensor's Credit. Licensee shall have
          ----------------------------------------
charge of the purchasing of its merchandise for the Shoe Departments. All merchandise or supplies offered for sale or used in the conduct of the Shoe Departments shall be purchased by Licensee in its own name and on its own credit, and shall be paid for directly by Licensee, and Licensee agrees not to pledge the credit of Licensor. By virtue of this Agreement, Licensee acquires no right or authority to make purchases or to enter into any contract whatsoever in the name of the Licensor, nor to bind Licensor to any contract, nor to impose upon Licensor any obligation whatsoever to other persons. Licensee shall pay all freight, express and drayage charges on all merchandise, supplies, equipment and fixtures shipped to and received for the Shoe Departments.

     20.  Employee Discount. Licensor shall make its employee discount
          -----------------
available to employees of Licensee, and Licensee shall honor such discount for employees of Licensor, with respect to merchandise carried by Licensee in the Shoe Departments. Employee discounts are to be established at the discretion of the Licensor.

     21.  Other Agreements. Each party hereby represents and warrants to the
          ----------------
the other party that it has full power and authority to enter into this License Agreement and that the consummation of the transactions contemplated by this License Agreement will not result in a default, breach or violation of any other agreement to which the representing is a party.

     22.  Termination and Other Remedies.
          ------------------------------

          22.1  Bankruptcy. In the event that a petition is filed by or against
                ----------
Licensor or Licensee under any Federal or state bankruptcy or insolvency act (and in the case of an involuntary petition, the same is not discharged within sixty days after filing), an assignment is made by Licensor or Licensee for the benefit of creditors, or a receiver is appointed for the business or property of Licensor or Licensee or the Licensee or Licensor is decalred to be in default on its primary line of credit financing agreement and such appointment or default is not vacated or cured within thirty days, then this License Agreement shall be immediately and automatically terminated.

          22.2  Default. Upon the occurrence of an Event of Default, this
                -------
Agreement may be terminated at any time thereafter by the nondefaulting party, by written notice to the other and shall be of no further force and effect. It shall constitute an "Event of Default":

                (a) by Licensor, if it fails to make any payment due under this Agreement within five days of the date on which it is due; or

                (b) by Licensor or Licensee, if it fails to perform any of the terms, conditions, agreements or covenants in this Agreement on its part to be performed by it, and such failure is not curable, or if such default is curable but continues uncured for a period of thirty days after notice thereof has been given to such party in writing by the other party; or

                (c) by Licensee or Licensor if any bank or financier of the respective party declares an event of default under any existing material bank or financing arrangement or agreement; or

                (d) by Licensor if it materially fails to meet its obligations under Section 6, or Licensee if it materially fails to meet its obligations under Section 1.3; and in either case if such default is curable but continues uncured for a period of thirty days after notice thereof has been given to such party in writing by the other party

          22.3  Purchase of Inventory.
                ---------------------

                (a) If this Agreement is terminated by either party for any reason, and upon termination of the scheduled final term of this License Agreement, Licensor shall have the option, solely at its discretion to purchase for cash from Licensee all or a portion of Licensee's

Footwear inventory in the Stores. Such option may be exercised by written notice given to Licensee within sixty (60) days of such termination. The price for such purchase shall be the Fair Value as specified below.

                (b) "Fair Value" shall mean the fair value thereof to be determined as follows. If Licensor and Licensee are not able to agree upon fair value within five days after the effective date of termination, each shall, within ten days after the effective date of termination (the "Designation Period") designate in writing an appraiser qualified to determine Fair Value (each an "Appraiser"), and direct the two Appraisers so designated to appoint a third Appraiser (the "Third Appraiser") within fifteen days after the effective date of termination and direct the Third Appraiser to determine Fair Value within thirty days after the effective date of termination. The determination of the Third Appraiser shall be conclusive and binding on Licensor and Licensee. If either Licensor or Licensee fails to appoint an Appraiser within the Designation Period, the Appraiser appointed by the other shall act as the Third Appraiser, and shall determine Fair Value within twenty-five days after the effective date of termination. Licensor each shall bear the fees and costs, if any, of the Appraiser it appoints, and shall bear equally the fees and costs of the Third Appraiser. Licensor and Licensee shall consummate the purchase and sale of Licensee's inventory pursuant to this paragraph within ten days after the date on which Fair Value is determined or agreed upon.

          22.4  Operation Following Termination. Notwithstanding any other
                -------------------------------
provision of this License Agreement, if this Agreement is terminated by Licensee or Licensor prior to the scheduled termination date in accordance with the terms of this License Agreement, on or prior to the termination date Licensee shall remove all inventory not being purchased by Licensor at its option as specified above and all other property belonging to Licensee, and Licensee quietly and peaceably shall surrender possession of the Shoe Departments in good order, reasonable wear and tear and damage by fire and other casualty excepted. Prior to such removal Licensor shall be entitled to its License Fee as specified in Paragraph 3 for all Footwear sales conducted from the Stores. Without the prior written consent of Licensor, Licensee shall not conduct a liquidation sale.

          22.5  Liquidation of Individual Stores. If Licensor closes any
                --------------------------------
individual Store during the term of this License Agreement and elects to conduct a liquidation of the inventory of such Store, it shall give Licensee written notice of such determination as early as it is practicable to do so, and Licensee shall be entitled to participate in such liquidation. If Licensor conducts the liquidation itself, without employing an independent liquidator, the License Fee shall be payable in connection with such sales. If Licensor employees an independent liquidator to conduct such liquidation, Licensee shall negotiate with such liquidator the amount to be paid by Licensee for its services, and no License Fee shall be payable with respect to any sales in the affected Shoe Department during the course of the liquidation.

     23.  Miscellaneous.
          -------------

          23.1  Notices. All reports, requests, demands, notices or other
                -------
communications required or permitted hereunder to be given to a party shall be in writing and shall be deemed to be duly given and received upon delivery in hand, or if sent by facsimile, upon receipt of confirmation thereof, or if mailed, on the third business day following the day duly sent by certified or registered mail, postage prepaid, return receipt requested or on the first business day following the day timely deposited with Federal Express (or an equivalent national overnight courier service). All notices to a party shall be sent to the addressee at the address set forth below (or to such other address as such party may specify by notice to the other):


                      (a)  If to Licensor, to:

                           Richman Gordman 1/2 Price Stores, Inc.
                           12100 West Center Road
                           Omaha, Nebraska 68144-3998
                           Attn: Jeff Gordman, Chief Executive Officer

With a copy to:

                           Betterman & Dixon
                           Suite 2868 Woodmen Tower
                           1700 Farnam Street
                           Omaha, Nebraska 68102
                           Attn: Joyce Dixon


                      (b)  If to Licensee, to:

                           Shoe Pavilion, Inc.
                           3200-F Regatta Blvd.
                           Richmond, California 94804
                           Attn: Dmitry Beinus, Chief Executive Officer

With a copy to:

                           Sheppard, Mullin, Richter & Hampton
                           Four Embarcadero Center
                           San Francisco, CA  94111
                           Attn: A. John Murphy


          23.2  Governing Law. This License Agreement shall be construed under
                -------------
and governed by the internal laws of the State of Nebraska without giving effect to the conflict of law provisions thereof.

          23.3  Entire Agreement. This License Agreement constitutes the entire
                ----------------
agreement between the parties hereto with respect to the subject matter hereof, and supersedes all previous written or oral negotiation, commitments or writings.

          23.4  Waiver and Amendment. This License Agreement may not be amended
                --------------------
or modified nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

          23.5  Assignability: Binding Effect. This License Agreement shall not
                -----------------------------
be assigned by either Licensor or Licensee without the express written consent of the other party, except that this License Agreement may be assigned by either party in connection with any consolidation, merger, reorganization, recapitalization or sale of all or substantially all of the assets of such party, provided that after giving consideration to such transaction, no event of default exists under this License Agreement and the party assuming this Agreement is financially solvent at the time of the assumption. The term "Licensee" and "Licensor" wherever used in this Agreement shall include the successors and assigns of such parties and all of the covenants, terms and conditions in this License Agreement shall be binding upon and inure to the benefit of the successors and assigns of such parties in the same manner as if they were expressly stated in this License Agreement.

          23.6  Remedies Not Exclusive. The rights and remedies of Licensor and
                ----------------------
Licensee in this License Agreement shall not be construed as cumulative and shall be in addition to every other right or remedy now or hereafter existing at law, in equity or by statute. The failure to exercise one or more rights or remedies shall not be taken to exclude or waive the exercise of any other right or remedy.

          23.7  Confidential Information. Any information concerning the other
                ------------------------
party's business acquired by either party to this License Agreement shall be held in the strictest of confidence by the other party and shall not be released to any third party without the other party's prior written approval.

          23.8  Waiver of Performance. Any waiver of performance of any of the
                ---------------------
covenants, agreements, or stipulations hereof by either party shall not be construed as a waiver of subsequent performances thereof or any other provision of this License Agreement unless otherwise agreed in writing.

          23.9  No Joint Venture. Nothing in this License Agreement shall be
                ----------------
construed as constituting Licensor and Licensee as joint venturers, partners, or principal and agent. It is the intention of the parties that the sole relationship created by the parties hereunder is that of Licensors/Licensee for exclusive sales and that Licensee is in all respects an "independent contractor."

          23.10 Captions. The captions are inserted only as a matter of
                --------
convenience and for information and in no way define, limit or describe the scope of this License Agreement nor the intent of any provision hereof.

          23.11  Counterparts.  This Agreement may be signed in original or by
                 ------------
fax in counterparts, each of which shall be deemed to be an original, and the counterparts shall together constitute one document.

                         RICHMAN GORDMAN 1/2 PRICE STORES, INC.

                         By:_______________________________________

                         Title:____________________________________


                         SHOE PAVILION, INC.


                         By:_______________________________________

                         Title:____________________________________

                                       17